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                               Hale and Dorr LLP
                               Counselors at Law

                                  haledorr.com
                        60 State Street.Boston, MA 02109
                         617-526-6000.FAX 617-526-5000

                                                              October 25, 2002

SpeechWorks International, Inc.
695 Atlantic Avenue
Boston, Massachusetts 02111

     Re:  Amended and Restated 2000 Employee Stock Purchase Plan and
          Amended and Restated 2000 Employee, Director and Consultant Stock Plan
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Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of 2,150,000 shares of common stock, $0.001 par value per share (the "Shares"), of SpeechWorks International, Inc., a Delaware corporation (the "Company"), issuable under the Company's Amended and Restated 2000 Employee Stock Purchase Plan and the Company's Amended and Restated 2000 Employee, Director and Consultant Stock Plan (together, the "Plans").

     We have examined the Certificate of Incorporation and the By-laws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

     We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plans, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Boston London* Munich* New York  Oxford* Princeton Reston   Waltham   Washington
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      Hale and Dorr LLP is a Massachuetts Limited Liability Partnership* an
                       Independent joint venture law firm

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SpeechWorks International, Inc.
October 25, 2002
Page 2

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     Based on the foregoing, we are of the opinion that the Shares covered by the Registration Statement have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plans, the Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                       Very truly yours,

                                                       /s/ HALE AND DORR LLP

                                                       HALE AND DORR LLP